UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 11, 2013

Alpha and Omega Semiconductor Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-34717	77-0553536
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House
2 Church Street
Hamilton HM 11
Bermuda
(Address of principal executive offices)
(408) 830-9742
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 12, 2013, China local time (November 11, 2013, U.S. Pacific Standard Time) Alpha and Omega Semiconductor Limited (the “Company”) held its 2013 Annual General Meeting of Shareholders (the “Annual Meeting”) in Shanghai, China. The Company's shareholders voted on two proposals and casted their votes as described below. Details of proposals are described in the Company's definitive proxy statement filed with the Securities and Exchange Commission on October 8, 2013. There were present at the Annual Meeting, in person or represented by proxy, the holders of 21,969,497 common shares, constituting a quorum.

Proposal 1
The following seven directors were elected to serve until the 2014 Annual General Meeting of Shareholders or until their respective successors have been duly elected, and qualified as set forth below:

DIRECTORS	FOR	WITHHELD	BROKER NON-VOTES
Mike F. Chang	15,189,421	411,033	6,369,043
Yueh-Se Ho	15,248,645	351,809	6,369,043
Howard M. Bailey	15,247,702	352,752	6,369,043
Robert I. Chen	15,321,624	278,830	6,369,043
King Owyang	15,321,224	279,230	6,369,043
Michael J. Salameh	15,329,768	270,686	6,369,043
Thomas W. Steipp	15,239,648	360,806	6,369,043

Proposal 2
The Company's shareholders ratified and approved the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm, and authorized the Company's Board of Directors, acting through its audit committee, to determine the remuneration of such accounting firm, for the fiscal year ending June 30, 2014, by the votes set forth below:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
21,640,642	42,665	286,190	0

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2013	Alpha and Omega Semiconductor Limited
	By:	/s/ Yifan Liang
Yifan Liang
Interim Chief Financial Officer and Corporate Secretary